                                                                    Exhibit 23.4

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated July 25, 1997 and August 23, 1994 with respect to the consolidated financial statements of Memorial Hospital
Foundation -- Palestine, Inc., in the Registration Statement (Form S-1) and related Prospectus of Province Healthcare Company (formerly known as Brim, Inc. until January 16, 1997 and as Principal Hospital Company from January 16, 1997 until December 1997) for the registration of common stock.

                                          Harrell, Rader, Bonner & Bolton

Palestine, Texas

January 16, 1998